UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 26, 2004

Hawaiian Electric Industries, Inc.

Exact Name of Registrant as Specified in Its Charter

Commission File Number	I.R.S. Employer Identification No.
1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 26, 2004, Hawaiian Electric Industries, Inc. (HEI) and Hawaiian Electric Company, Inc. (HECO) announced the appointment of Admiral Thomas B. Fargo, current Commander, U.S. Pacific Command, to their boards of directors effective January 1, 2005, the expected date of his retirement from the Navy. This appointment will increase the size of HEI’s and HECO’s Boards by one director. Admiral Fargo will be a HEI Class III director whose term expires at the 2005 Annual Meeting.

As Commander, Admiral Fargo leads the largest of the unified military commands and directs Army, Navy, Marine Corps and Air Force operations from the U.S. west coast to the east coast of Africa. Admiral Fargo is a graduate of the United States Naval Academy. He is a recipient of the Vice Admiral James Bond Stockdale Award for Inspirational Leadership. His personal decorations include the Distinguished Service Medal (four awards), the Defense Superior Service Medal and the Legion of Merit (three awards).

There is no arrangement or understanding pursuant to which Admiral Fargo was selected as a director of HEI and HECO. Admiral Fargo has not yet been named to any committees of the HEI and HECO Boards. There are no related transactions between Admiral Fargo and HEI or HECO required to be reported.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ Eric K. Yeaman
Eric K. Yeaman
Financial Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer of HEI)

Date: August 26, 2004

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